Exhibit 3.2

                                    Delaware
                                   ---------
                                The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DIRECT INSITE CORP.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2002, AT 6 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                       /s/ Harriet Smith Windsor
                                       -------------------------
                                       Harriet Smith Windsor, Secretary of State
                        [SEAL]
2136185 8100                            AUTHENTICATION:  2167174

020791134                                         DATE:  12-23-02

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF DESIGNATION,
                           PREFERENCES AND RIGHTS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                              DIRECT INSITE CORP.

     DIRECT INSITE CORP., a corporation organized and existing under the laws of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY THAT:

1. The name of the corporation is Direct Insite Corp.

2. The certificate of designation, preferences and rights of Series A Convertible Preferred Stock of the Company (the "Certificate of Designation") is hereby amended by striking out Article 1and 2and paragraph (c) (iv) of Article 4 substituting for said Article the following new Article 1 and 2 and 6:

     1. Certain Definitions. Except for any terms that are defined elsewhere in this Certificate of Designation, the following terms, as used herein, have the following meanings:

          "Automatic Conversion Event" means any of the following events occurring on or after April 10, 2003: (i) the closing of a Public Offering and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock are covered by, and are registered pursuant to, a then current registration statement declared effective by the Securities and Exchange Commission and then remaining effective; or (ii) the first Business Day immediately following any period of 20 consecutive Trading Days following the date hereof, during which period the Closing Price equals or exceeds three times the Conversion Price (as the same may be adjusted hereunder) (a "Trading Conversion Event"); provided, however, that the maximum number of shares of Series A Preferred Stock automatically convertible into Common Stock upon the occurrence of a Trading Conversion Event, shall not exceed one-tenth (1/10) of the aggregate volume of shares of Common Stock traded during such 20-day period; and provided further, that notwithstanding anything contained in this clause (ii) to the contrary, during the period of 90 days commencing on the Automatic
     Conversion Date for a Trading Conversion Event (as defined below) no further automatic conversion of shares of Series A Preferred Stock shall occur pursuant to this clause (ii) and no Trading Conversion Event shall be deemed to have occurred; or (iii) September 25, 2005. The date on which the automatic conversion shall be effected in connection with an Automatic Conversion Event shall be (A) in the case of clause (i) above, the date of closing of a Public Offering, (B) in the case of clause (ii) above, the first Business Day immediately following the last day of the 20- day period during which the Closing Price equals or exceeds three times the Conversion Price as set forth in clause (ii) of this definition and (C) in the case of clause (iii) above, September 25, 2005 (each such date, an "Automatic Conversion Date").

          "Average Price" means, with respect to any shares of stock or securities, including the Common Stock, on any date of determination, the average for the twenty (20) consecutive Trading Days preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter- dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if last sale prices are not available, the average for the twenty (20) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, provided, however, that in no event shall the Average Price be less than $2.13 per share.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Certificate of Incorporation" means the Certificate of Incorporation of the Company as amended to date and as the same may be further amended from time to time hereafter.

          "Closing Price" means, with respect to any shares of Common Stock, on any Trading Day, the reported last sale price per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if the last sale price is not available, the average of the closing bid and asked prices per share or security on each Trading Day in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

          "Common Stock" means the common stock, $.0001 par value, of the Company, including the stock into which the Series A Preferred Stock is convertible, and any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Conversion Price" means $2.14 per share of Series A Preferred Stock being converted, as adjusted pursuant to the provisions of Section 4(d) hereof.

          "Dividend Payment Dates" means September 25, 2004 and September 25, 2005, or if either date occurs on a day that is not a Business Day, the next Business Day.

          "Holder" means each Person in whose name any shares of Series A Preferred Stock are issued, as well as the name and address of each Person to whom and such shares are transferred pursuant to the terms hereof.

          "Issuance Date" means the first date of issuance of the Series A Preferred Stock.

          "Liquidation Event" means any of the following transactions, which, other than any involuntary liquidation, dissolution, or winding up (including by reason of bankruptcy laws) shall have been authorized by resolution or written consent of the Board of Directors: any voluntary liquidation, dissolution or winding up of the Company, the sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into any Person that is not an individual or group of individuals in a transaction in which the Company is not the surviving entity or any transaction or series of related transactions pursuant to which any Person or group of Persons (other than any Persons that is a Holder, the officers and directors of the Company on the Issuance Date, and each of their respective Affiliates) acquires 50% or more of the total voting power of the Company.

          "Liquidation Preference" means the Stated Value as adjusted plus all accrued and unpaid dividends per share of Series A Preferred Stock outstanding.

          "Person"  means any  individual,  company,  corporation,  partnership,
     limited    liability    company,     trust,     division,     governmental,
     quasi-governmental or regulatory entity or authority or other entity.

          "Public Offering" shall mean a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on form S-4 or S-8 or any successor form thereto) under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price providing for anticipated gross proceeds to the Company as seller of not less than $10,000,000, before deducting underwriting commissions; provided that the offering price per share of Common Stock is equal to or in excess of three times the Conversion Price (as the same may be adjusted for stock splits, stock dividends, combinations, recapitalizations and other like occurrences).

          "Securities Act" shall mean the U. S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series A Liquidation Amount" shall mean the Liquidation Preference per share.

          "Stated Value" means $21.40 (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences affecting the Series A Preferred Stock and dividends and other distributions of indebtedness or assets of the Company to the Holders).

          "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business;
     (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

3. The amendment of the Certificate of Designation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Direct Insite Corp. has caused this Certificate of Amendment of the Certificate of Designation to be signed by its President on this 20th day of December, 2002.

                                        DIRECT INSITE CORP.


                                        By:/S/ Robert Carberry
                                           --------------------
                                               Robert Carberry
                                                   President